UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

Delaware	94-3199149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 31, 2006, RITA Medical Systems, Inc., a Delaware corporation (the “Company”), entered into a Revolving Credit and Security Agreement (the “Credit Agreement”) for a revolving line of credit with CapitalSource Finance LLC (“CapitalSource”). A copy of the Credit Agreement is attached hereto as Exhibit 10.92.

The Credit Agreement provides for a revolving line of credit of up to $7,000,000. The description of the material terms of the Credit Agreement included in Item 2.03 to this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01 above, on January 31, 2006, the Company entered into a Credit Agreement with CaptialSource. The Credit Agreement provides for a revolving credit facility in the principal amount of up to $7,000,000. The amout of principal available for the Company to borrow at any time is limited to the aggregate of (i) varying percentages of the amount of the Company's eligible receivables and (ii) varying percentages of the amount of the Company's eligible finished goods inventory. The applicable percentages are determined based on the level of the Company's EBITDA (as defined in the Credit Agreement) for the prior quarter and its inventory turns ratio. In addition, the amount otherwise available to borrow based on the aforementioned criteria is required to be reduced by a required liquidity reserve of between $1,000,000 to $1,500,000 depending on the level of the Company's EBITDA (as defined in the Credit Agreement) for the prior quarter.

The obligations under the Credit Agreement are secured by a security interest in substantially all of the tangible and intangible assets of the Company and its subsidiaries. The Credit Agreement provides for the use of a lockbox for the collection of the Company's receivables. Borrowings under the revolving credit facility bear interest at a floating rate equal to Citibank, N.A.’s prime rate (the “Prime Rate”) plus 1.25%, provided, however, that the Prime Rate shall not be less than 7.25%. Interest on advances is payable on the first day of each calendar month. The full amount borrowed under the revolving credit facility will mature on the earlier of (i) January 31, 2009 or (ii) 30 days before the maturity date of the debt in the Senior Subordination Agreement, dated as of January 31, 2005, by and among Atlas Master Fund, Ltd. ("Atlas"), CapitalSource and the Company (the "Subordination Agreement"). Pursuant to the terms of the Subordination Agreement, the claims, demands, rights and remedies of Atlas were subordinated to the claims, rights and remedies of CapitalSource. A copy of the Subordination Agreement is attached hereto as Exhibit 10.93.

The Credit Agreement also includes requirements to maintain financial covenants in order to be eligible to borrow including (i) a minimum level quarterly EBITDA (as defined in the Credit Agreement) of ($325,000) during 2006, ($150,000) during 2007, and $62,500 during 2008, and (ii) cash balances of no less than $1,000,000 to $2,500,000 depending on the level of EBITDA (as defined in the Credit Agreement) for the prior quarter.

The Credit Agreement contains affirmative covenants that require the Company to promise, among other things, to deliver financial statements and other financial information to CapitalSource, to maintain its insurance policies, to allow inspection of its operations, to provide a customary right of first refusal to CapitalSource in the event that a third party proposes a debt financing, to pay its taxes and to maintain its inventory. The Credit Agreement also contains negative covenants that will limit the ability of the Company to, among other things, incur additional indebtedness, create any liens on any of its collateral, make certain investments, pay dividends, enter into certain transactions with affiliates, amend its charter documents, transfer its assets or make payments on permitted subordinated debt. The Credit Agreement contains customary Events of Default (as defined in the Credit Agreement), including, but not limited to: (a) non-payment of amounts due; (b) material breach of representations, warranties or covenants under the Credit Agreement or the documents pertaining thereto; (c) insolvency; (d) receivership or bankruptcy; (e) certain changes in control; (f) loss of collateral; (g) withdrawal of United States Food and Drug Administration approval of products; (h) recall of products; or (i) other material adverse changes. Upon the occurrence of an event of default, the amounts due outstanding under the revolving credit facility may be accelerated and may become immediately due and payable. In addition, upon the occurrence of an event of default, CapitalSource shall, among other things, have the right to (a) apply any property of the Company and its subsidiaries held by CapitalSource to reduce the obligations; (b) foreclose on liens; (c) take possession of or sell any collateral or pledged securities; and (d) reduce the amount of capital available under the revolving credit facility.

The Company paid a commitment fee of $140,000, plus legal out-of-pocket costs incurred by CapitalSource of approximately $83,000, in connection with the Credit Agreement. The Company must also pay a collateral management fee equal to 0.05% of the average outstanding principal amount of the revolving credit facility each month and must pay a monthly unused line fee equal to 0.04% per month of the difference derived by subtracting (i) the daily average amount of the balances under the revolving credit facility outstanding during the preceding month, from (ii) $7,000,000. Additionally, the Company is obligated to pay a termination fee of up to $210,000 if it decides to terminate the Credit Agreement prior to its expiration.

The Company has not yet requested any advances under the revolving credit facility. The Credit Agreement provides that advances under the revolving credit facility can be used by the Company as a manufacturer and distributor of medical products and devices and for payments to CapitalSource.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement itself, a copy of which is filed as Exhibit 10.92 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.92  Revolving Credit and Security Agreement by and among RITA Medical Systems, Inc., Horizon Medical Products, Inc., RITA Medical Systems Netherlands, BV, RITA Medical Systems France, S.A.R.L. and CapitalSource Finance LLC dated as of January 31, 2006

10.93  Senior Subordination Agreement, dated as of January 31, 2006, by and among Atlas Master Fund, Ltd., CaptialSource Finance LLC and RITA Medical Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: February 6, 2006	By:	/s/ Michael Angel
Michael Angel
Chief Financial Officer

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

10.92
Revolving Credit and Security Agreement by and among RITA Medical Systems, Inc., Horizon Medical Products, Inc., RITA Medical Systems Netherlands, BV, RITA Medical Systems France, S.A.R.L. and CapitalSource Finance LLC dated as of January 31, 2006

10.93	Senior Subordination Agreement, dated as of January 31, 2006, by and among Atlas Master Fund, Ltd., CaptialSource Finance LLC and RITA Medical Systems, Inc.